U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2008

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2008, Emeritus Corporation (the “Company”) entered into a Asset Purchase Agreement (the “Agreement”) with Health Care REIT, Inc. (HCN) and its affiliated signatories to purchase 29 communities consisting of 2,257 units located throughout the United States for a purchase price of $299.8 million, excluding transaction costs.  The Company has leased these communities from HCN (19 under a master lease dated September 30, 2003, two under individual leases, both dated February 26, 1996, and eight under a master lease dated September 30, 2004) and operated these communities as assisted living and memory care service facilities.  The Company made an earnest money deposit of approximately $3.0 million related to the Agreement.  The deposit, less the HCN’s reasonable legal fees, is refundable to the Company if the Company elects to terminate the Agreement during the 30-day due diligence period, or the 45-day title due diligence period.  The Company expects to finance this transaction through mortgage debt equal to approximately 75% of the purchase price, up to $50.0 million will be provided in a loan made by HCN or an affiliate of HCN, and the balance with available cash.  The HCN financing will be a three-year, interest-only loan with an annual interest rate of 8.0%, increasing on each anniversary date by 25 basis points.  As provided in the Agreement, the transaction is expected to close in two phases, with 19 communities closing no later than June 30, 2008, and the remaining 10 communities closing no later than December 31, 2008, including available extension options.

Eight of the communities are currently subject to a cash flow sharing agreement with an entity controlled by Daniel R. Baty, the Company’s Co-CEO (Baty).  As part of this transaction, the existing cash flow sharing arrangement will be terminated for the eight communities and, thereafter, will be held in a joint venture owned by the Company and a Baty-related entity, which will provide for economic terms and conditions similar to the existing cash flow sharing agreement.

The current annual lease payment for these communties is approximately $17.9 million.The Company accounts for all but two of these leases as capital leases.  Upon termination of the capital leases, the difference between the carrying amount of the capital lease assets and the capital lease obligations will be recorded as an adjustment to the carrying amount of the purchased communities.  This reduction in the cost basis of the purchased assets is estimated to be approximately $34.0 million as of the closing date.

A press release announcing the Asset Purchase Agreement is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated June 9, 2008, EMERITUS ANNOUNCES AGREEMENT TO PURCHASE 29 COMMUNITIES.

[The rest of this page is intentionally left blank]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 11, 2008		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Executive Vice President-Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated June 9, 2008, EMERITUS ANNOUNCES AGREEMENT TO PURCHASE 29 COMMUNITIES.